                                                                   EXHIBIT 10.4

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                                     Lease

                                      for

                            Cascade Corporate Center

                                    between

                             MILLER INVESTMENTS CO.

                                  as Landlord

                                      and

                            TEAM AMERICA CORPORATION

                                   as Tenant

                                      for

                                  Cascade VII

                          110 East Wilson Bridge Road

                             Worthington, OH  43085





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
                               TABLE OF CONTENTS
                               -----------------

Article                                                                                     Page
-------                                                                                     ----
I -- Lease of Premises                                                                         1
     -----------------

Sec. 1.01  Lease of Premises                                                                   1
Sec. 1.02  Basic Lease Provisions                                                              1
Sec. 1.03  Description of the Building, Premises and                                           3
         Common Areas

II -- Term and Possession                                                                      4
      -------------------

Sec. 2.01  Term                                                                                4
Sec. 2.02  Early Occupancy                                                                     4
Sec. 2.03  Delayed Possession                                                                  4
Sec. 2.04  Tenant's Acceptance of the Premises                                                 4
Sec. 2.05  Surrender of the Premises                                                           5
Sec. 2.06  Holding Over                                                                        5

III -- Rent                                                                                    6
       ----

Sec. 3.01  Base Rent                                                                           6
Sec. 3.02  Annual Rental Adjustment                                                            6
Sec. 3.03  Service Charge                                                                      9

IV -- Security Deposit                                                                        10
      ----------------

V -- Tenant Finish Improvements                                                               10
     --------------------------

Sec. 5.01  Construction                                                                       10
Sec. 5.02  Tenant's Contribution                                                              11

VI -- Use of Premises                                                                         11
      ---------------

Sec. 6.01  Specific Use                                                                       11
Sec. 6.02  Covenants Regarding Use                                                            11
Sec. 6.03  Access to and Inspection of the Premises                                           12
Sec. 6.04  Compliance with Laws                                                               12
Sec. 6.05  Compliance with Building Rules and                                                 13
           Regulations

VII -- Utilities and Other Building Services                                                  13
       -------------------------------------

Sec. 7.01  Services to be Provided                                                            13
Sec. 7.02  Additional Services                                                                14
Sec. 7.03  Interruption of Services                                                           15
Sec. 7.04  Payment for Utilities and Building Services                                        15

VIII -- Parking                                                                               15
        -------

IX -- Repairs, Maintenance, Alterations, Improvements and Fixtures                            15
      ------------------------------------------------------------

Sec. 9.01  Repair and Maintenance of Building                                                 15
Sec. 9.02  Repair and Maintenance of Premises                                                 16
Sec. 9.03  Alterations or Improvements                                                        16
Sec. 9.04  Trade Fixtures                                                                     16

X -- Fire or Other Casualty; Casualty Insurance                                               16
     ------------------------------------------

Sec. 10.01  Substantial Destruction of the Building                                           16
            or the Premises
Sec. 10.02  Partial Destruction of the Premises                                               17
Sec. 10.03  Casualty Insurance                                                                17
Sec. 10.04  Waiver of Subrogation                                                             18
Sec. 10.05  Personal Property, Trade fixtures and                                             18
            Additional Improvements

XI -- General Public Liability, Indemnification and Insurance                                 18
      -------------------------------------------------------

Sec. 11.01  Tenant's Responsibility                                                           18
Sec. 11.02  Tenant's Insurance                                                                19
Sec. 11.03  Landlord's Responsibility                                                         19

XII  -- Eminent Domain                                                                        20
        --------------

XIII -- Liens                                                                                 20
        -----

XIV -- Rental, Personal Property and Other Taxes                                              21
       -----------------------------------------

XV -- Assignment and Subletting                                                               21
      -------------------------

XVI -- Transfers by Landlord                                                                  22
       ---------------------

Sec. 16.01  Sale and Conveyance of the Building                                               22
Sec. 16.02  Subordination                                                                     22

XVII -- Defaults and Remedies                                                                 22
        ---------------------

Sec. 17.01  Defaults by Tenant                                                                22
Sec. 17.02  Remedies of Landlord                                                              23
Sec. 17.03  Default by Landlord and Remedies of Tenant                                        24
Sec. 17.04  Limitation of Landlord's Liability                                                24
Sec. 17.05  Non-Waiver of Defaults                                                            25
Sec. 17.06  Attorneys' Fees                                                                   25

VXIII -- Landlord's Right to Relocate Tenant                                                  26
         -----------------------------------

XIX -- Notice and Place of Payment                                                            26
       ---------------------------

Sec. 19.01  Notices                                                                           26
Sec. 19.02  Place of Payment                                                                  26

XX -- Miscellaneous General Provisions                                                        26
      --------------------------------

Sec. 20.01  Definition of Rent                                                                26
Sec. 20.02  Consents and Approvals                                                            27
Sec. 20.03  Estoppel Certificate                                                              27
Sec. 20.04  Payment of and Indemnification                                                    27
            for Leasing Commissions
Sec. 20.05  Governing Law                                                                     27
Sec. 20.06  Complete Agreement; Amendments                                                    27
Sec. 20.07  Successors and Assigns                                                            28
Sec. 20.08  Severability of Invalid Provisions                                                28
Sec. 20.09  Definition of the Relationship                                                    28
            between the Parties
Sec. 20.10  Certain Words, Gender and Headings                                                28
Sec. 20.11  Quiet Enjoyment                                                                   28

XXI -- Additional Provisions                                                                  28
       ---------------------

                                  CASCADE VII

                                  OFFICE LEASE

  This Lease is entered into and made as of the _________ day of _________________, 19___, by and between MILLER INVESTMENTS CO., herein called "Landlord", and TEAM AMERICA CORPORATION, herein called "Tenant".

                                  WITNESSETH:

  ARTICLE I - LEASE OF PREMISES.

  Sec. 1.01 -- Lease of Premises. Landlord, in consideration of the rents and covenants specified herein, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the following described space, hereinafter called the "Premises", for the term hereinafter specified.

  Sec. 1.02 -- Basic Lease Provisions.

  A. Building Name:     CASCADE VII
     Address:           110 E. WILSON BRIDGE ROAD
                        WORTHINGTON,OHIO  43085
                        Suite:  200 Floor(s):   SECOND

  B. Total Leasable Area in the Building:  20,000 Square Feet.

  C. Leasable area in the Premises:  2,128 Square Feet.  (See Exhibit B).

     The Rentable Area for a full floor of the Building shall be the area bounded by the exterior Building walls (measured to the interior surface of the glass windows) excluding the area used for Building stairs, vertical ducts, flues, vents, stacks and pipe shafts and including the area used for the structural columns of the Building and all vertical penetrations for the specific use of Tenant and a prorata share of the Building common areas including entry, lobbies, corridors, restrooms, janitor's closets, atriums, mechanical rooms, telephone closets, etc. The Rentable Area for the Premises shall be the total Rentable Area calculated for the floor or floors to be occupied by Tenant or where only a portion of a floor is to be occupied, the Rentable Area for the Premises shall be the area calculated within the boundaries defined by any exterior Building walls bounding the Premises (measured to the interior surface of the glass windows), the center line of any common walls separating the Premises from area leased or to be leased to other tenants and the exterior of any walls separating the Premises from any public corridors or other public or common areas on such floors plus a prorata portion of the Building common areas including entry lobbies, corridors, restrooms, janitor's closets, atriums, mechanicals rooms, telephone closets, etc.

  D. "Tenant's Proportionate Share" of the increase in Operating Expenses and Taxes (based upon the leasable area in the Premises in relation to that in the Building):
                         _______0________%.

  E. Term: FOUR(4) years and FIVE(5) months, beginning on MAY 1, 1996 (the "Commencement Date") and ending on SEPTEMBER 30, 2000 (the "Expiration Date").

  F. Annual Base Rent:  $________________. SEE RENT SCHEDULE

  G. Monthly Installments of Base Rent:  $______________. SEE RENT SCHEDULE

  H. Base Expenses:  $_____0_________ ($____________ per square foot).

  I. Base Taxes:  $________0_________ ($____________ per square foot).

  J. Security Deposit:   ________0_______.

  K. Tenant's Contribution for Tenant Finish Improvements:  $______0________.

  L.          Broker(s):   ________0___________.

  M. Addresses for Notices and Payments:

     Tenant:  TEAM AMERICA CORPORATION

              110 E. WILSON BRIDGE ROAD

              WORTHINGTON, OHIO  43085

     Landlord:  MILLER INVESTMENTS CO.

                P.O. BOX 20103

                COLUMBUS, OHIO   43220


  Sec. 1.03 -- Description of the Building, Premises and Common Areas.

  Sec. 1.03(a) The Building. The name, address and number of square feet of leasable area in the Building in which the Premises are located are specified in Items A and B of the Basic Lease Provisions (which are set forth in Section
1.02 of this Lease). The Building is situated on a tract of land in the city of Worthington, Franklin County, Ohio, which is more specifically described in the schedule attached hereto as "Exhibit A-1". Any reference in this Lease to the term "Building" shall include the "Common Areas" (as hereinafter defined), including the land described in Exhibit A-1, unless the context requires otherwise.

  Sec. 1.03(b) The Premises. The Premises consist of office space containing the number of square feet of leasable area specified in Item C of the Basic Lease Provisions; are located in an area of the Building which is designated in red on the floor plan(s) of the floor of floors specified in Item A of the Basic Lease Provisions, said floor plan(s) being attached hereto as "Exhibit B"; and are known or are to be known by the Suite number(s) specified in Item A of the Basic Lease Provisions. The Premises are more specifically described in the schematic drawings and specifications therefore, which are attached hereto as "Exhibit C".

  Sec. 1.03(c) The Common Areas. The term "Common Areas", as used in this Lease, refers to the areas of the Building and the land described in Exhibit A which are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways and stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building.

  The lease of the Premises, as set forth in this Article I, shall include the non-exclusive right to use the Common Areas in common with and subject to the rights of other tenants in the Building and their respective employees, agents, customers and invitees.

  ARTICLE II -- TERM AND POSSESSION.

  Sec. 2.01 -- Term. The term of this Lease shall be for the period of years and months specified in Item E of the Basic Lease Provisions; and shall begin and end on the Commencement Date and Expiration Date, respectively, specified in Item E, unless such dates are postponed as provided in Sec. 2.03 or unless this Lease is terminated earlier as provided elsewhere herein. Notwithstanding early occupancy or delayed possession as provided in Sections 2.02 or 2.03, the term of this Lease shall remain as specified in Item E.

  Sec. 2.02 -- Early Occupancy. Landlord expects that it will have all required tenant finish improvements, if any, completed and the Premises ready for occupancy on or before the Commencement Date. If the Premises are ready for occupancy prior to the Commencement Date, Landlord may, at Tenant's request, deliver possession of the Premises to Tenant at such time, and Tenant may occupy the Premises as a tenant from month-to- month, subject to all of the terms, conditions and covenants of this Lease other than the term and the obligation to pay the Annual Rental Adjustment as provided in Sections 2.01 and 3.02, respectively. In such event, Tenant shall pay the monthly installments of base rent provided for in Section 3.01 and all additional rent other than the Annual Rental Adjustment for the period between the date Landlord delivers possession of the Premises to Tenant and the Commencement Date.

  Sec. 2.03 -- Delayed Possession. If Landlord determines that it will be unable to complete all required tenant finish improvements, if any, and have the Premises ready for occupancy by the Commencement Date, Landlord shall give Tenant written notice to that effect, and thereafter the Commencement Date shall be postponed to the earlier of (i) the date upon which Landlord delivers and Tenant accepts possession of the Premises or (ii) the thirtieth (30th) day after Landlord shall have notified Tenant in writing that the Premises are ready for occupancy. In the event of such postponement, the term of this Lease shall remain the same, but the Expiration Date shall be extended for the same number of days the Commencement Date was postponed; Tenant's obligation to pay rent shall be postponed for a like number of days; and Landlord shall not be liable to Tenant for any loss or damage resulting from Landlord's delay in delivering possession of the Premises to Tenant.

  Notwithstanding the foregoing, if Landlord is unable to deliver possession of the Premises to Tenant or to notify Tenant that the Premises are ready for occupancy within six months after the Commencement Date, then Tenant may terminate this Lease by giving Landlord written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder.

  If Landlord is unable to deliver possession of the Premises to Tenant or to notify Tenant that the Premises are ready for occupancy by the Commencement Date because Tenant has requested substantial changes in the plans and specifications or because of other causes attributable to Tenant, then the term shall begin, and Tenant shall pay to Landlord all rent due, as of the Commencement Date, even though Tenant has not taken possession of the Premises by such date.

  Sec. 2.04 -- Tenant's Acceptance of the Premises. Upon delivery of possession of the Premises to Tenant as hereinbefore provided, Tenant shall give Landlord a letter acknowledging (i) the original or revised Commencement Date and Expiration Date of this Lease, (ii) that Tenant has accepted the Premises for occupancy, and that the condition of the Premises, including the tenant finish improvements constructed thereon, and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, except for any defects as to which Tenant shall give written notice to Landlord within thirty (30) days after such delivery. Landlord shall promptly thereafter correct all such defects. Tenant's letter shall become a part of this Lease. If Tenant takes possession of and occupies the Premises, Tenant shall be deemed to have accepted the Premises in the manner described in this Section 2.04, even though the letter provided for herein has not been given to Landlord.

  In the event of a dispute between Landlord and Tenant over whether the tenant finish improvements were constructed in accordance with the plans and specifications therefor, a certificate signed by Landlord's architect stating that such improvements were substantially completed in accordance with such plans and specifications shall be conclusive and binding upon Tenant.

  Sec. 2.05 -- Surrender of the Premises. Upon the expiration or earlier termination of this Lease, or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately surrender the Premises to Landlord, together with all alterations, improvements and other property as provided elsewhere herein, in broom-clean condition and in good order, condition and repair, except for ordinary wear and tear and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant's expense. Upon such expiration or termination, Tenant shall have the right to remove its property. Tenant shall, at its expense, promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed.

  Sec. 2.06 -- Holding-Over. In the event Tenant holds over and remains in possession of the Premises with the consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed to hold the Premises as a tenant from month-to-month, subject to all of the terms, conditions and covenants of this Lease (which shall be applicable during the hold-over period), except that the monthly base rent payable during such hold-over period shall be such amount as may be agreed upon between the parties, but not less than the monthly installments of base rent payable hereunder at the time of such expiration of earlier termination. Notwithstanding the foregoing provision, no holding over by Tenant shall operate to extend this Lease, and Tenant shall vacate and surrender the Premises to Landlord upon Tenant's being given thirty (30) days prior written notice from Landlord to vacate.

ARTICLE III -- RENT.

  Sec. 3.01 -- Base Rent. Tenant shall pay to Landlord as base rent for the Premises the annual sum specified in Item F of the Basic Lease Provisions, payable in equal consecutive monthly installments as specified in Item G of the Basic Lease Provisions, in advance, without deduction or offset, on or before the first day of each and every calendar month during the term of this Lease; provided, however, that if the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the base rent installment for such first or last fractional month shall be pro-rated on the basis of the number of days during the month this Lease was in effect in relation to the total number of days in such month; and further provided, that Tenant shall pay the first monthly installment of base rent upon exaction of this Lease.

  Sec. 3.02 -- Annual Rental Adjustment.

  Sec. 3.02(a) -- Definitions. For purposes of the Section 3.02, the following definitions shall apply:

  1. "Annual Rental Adjustment" -- shall mean the amount of Tenant's Proportionate Share of the increase in Operating Expenses over Base Expenses, and the increase in Taxes over Base Taxes, for a particular calendar year.

  2. "Base Expenses" -- shall mean the amount specified in Item H of the Basic Lease Provisions as Base Expenses.

  3. "Base Taxes" -- shall mean the amount specified in Item I of the Basic Lease Provisions as Base Taxes. (Base Taxes have been determined as though the Building were fully occupied and assessed for general real estate tax purposes, even though the Building is not fully occupied or assessed as of the date of this Lease.)

  4. "Operating Expenses" -- shall mean the amount of all of Landlord's direct cost and expenses paid or incurred in operating and maintaining the Building (including the Common Areas and the land described in Exhibit A-1) for a particular calendar year as determined by Landlord in accordance with generally accepted accounting principles or other recognized accounting practices, consistently applied, including all additional direct costs and expenses of operation and maintenance which Landlord determines that it would have paid or incurred during such year if the Building had been one hundred percent (100%) occupied, including by way of illustration and not limitation: insurance premiums; water, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease; service and other charges paid or incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; building security services; license and permit fees; management fees; wages and related employee benefits payable to the on-site employees of Landlord or its management agent; and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance cost and expenses, including those which would normally be amortized over a period not exceeding five
     (5) years. There shall also be included in Operating Expenses the cost of any capital improvements made to the Building by Landlord after the date of this Lease, which is required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, or which is installed pursuant to subsection C of this Section 3.02, with such cost being amortized over such period of time and in such manner as Landlord shall reasonably determine, together with interest on such cost or the unamortized balance thereof at the rate of 10% per annum or at the rate of interest paid or to be paid by Landlord for funds borrowed to finance such cost, whichever is higher.

  5. "Taxes" -- shall mean the amount of all general real estate taxes and all special assessments and other charges levied or imposed by any governmental authority against the Building (including the Common Areas and the land described in Exhibit A-1) for a particular calendar year, other than penalties for late payment; and all costs and expenses incurred in contesting the validity or amount of such taxes, assessments or other charges. Taxes shall be computed as though the Building were fully occupied and assessed for general real estate tax purposes, even though the Building is not fully occupied or assessed as of the date of this Lease.

  6. "Tenant's Proportionate Share" -- of the increase in Operating Expenses over Base Expenses, and the increase in Taxes over Base Taxes, for a particular calendar year shall be the percentage specified in Item D of the Basic Lease

     Provisions. This percentage was determined by dividing the leasable area in the Premises by the total leasable area in the Building.

  Sec. 3.02(b) -- Payment Obligation. In addition to the base rent specified in this Lease, Tenant shall pay to Landlord as additional rent for the premises, in each calendar year or partial calendar year during the term of this Lease, the following:

  (i) An amount equal to Tenant's Proportionate Share of the increase, if any, in Operating Expenses for such calendar year over and above Base Expenses; and

  (ii) An amount equal to Tenant's Proportionate Share of the increase, if any, in Taxes for such calendar year over and above Base Taxes.

  The amount of Tenant's Proportionate Share of the increase in Operating Expenses over Base Expenses, and the increase in Taxes over Base Taxes, for a particular calendar year (herein referred to collectively as the "Annual Rental Adjustment") shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant at least thirty (30) days prior to the beginning of each calendar year. Tenant shall pay each month, at the same time the monthly installment of base rent is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. If Taxes or the cost of utility charges or janitorial services increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to the effect, and thereafter Tenant shall pay to landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year.

  Within ninety (90) days after the end of each such calendar year, Landlord shall prepare and deliver to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant's actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between Tenant's actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year.

  If the actual Operating Expenses or Taxes for a particular calendar year are equal to or less than Base Expenses or Base Taxes, respectively, then Tenant shall not be obligated to make any payments in respect thereof, but Tenant shall not be entitled to any reimbursement or abatement of base rent. If the Commencement Date shall be a day other than the first day of a calendar year or if the Expiration Date or other date of termination of this Lease shall be a day other than the last day of a calendar year, then Tenant's actual Annual Rental Adjustment for such partial calendar year shall be pro-rated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year.

  Sec. 3.02(c) -- Improved Operating Efficiency. If Landlord shall, at any time after the Commencement Date, install a labor-saving device or other equipment, which improves the operating efficiency of any system within the Building (such as an energy management computer system) and thereby reduces Operating Expenses, then Landlord may add to Operating Expenses in each calendar year during the useful life of such installed device or equipment an amount equal to the annual amortization allowance with respect to the cost of such installed device or equipment as determined in accordance with applicable regulations of the Internal Revenue
Service or generally accepted accounting principles, together with interest on such cost or the unamortized balance thereof at the rate of 10% per annum or at the rate of interest paid or to be paid by Landlord for funds borrowed to finance such cost, whichever is higher; provided, however, that the amount of such annual amortization allowance and interest shall not exceed the annual cost or expense reduction attributed by Landlord to such installed device or equipment, and in no event shall Tenant's Annual Rental Adjustment be increased over what it would have been if such labor-saving device or other equipment had not been installed.

  Sec. 3.02(d) -- Tenant Verification. Tenant or its accountants shall have the right to inspect and copy, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord's statement of the actual Operating Expenses and Taxes, such of Landlord's books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. If Tenant shall dispute any item or items included in the determination of Operating Expenses or Taxes for a particular calendar year, and such dispute is not resolved by the parties hereto within ninety (90) days after the statement for such year was delivered to Tenant, then either party may, within thirty (30) days thereafter, request that a firm of independent certified public accountants selected by Landlord render an opinion as to whether or not the disputed item or items may properly be included in the determination of Operating Expenses or Taxes for such year; and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto. The fees and expenses incurred in obtaining such an opinion shall be borne by the party adversely affected thereby; and if more than one item is disputed and the opinion adversely affects both parties, the fees and expenses shall be apportioned accordingly. If Tenant shall not dispute any item or items included in the determination of Operating Expenses or Taxes for a particular calendar year within ninety (90) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement.

  Sec. 3.03 -- Service Charge. If any monthly installment of base rent or additional rent provided for in this Lease, or any part thereof, is not paid within the applicable period specified in Section 17.01(a), it shall be subject to a service charge of one and one-half percent (1-1/2%) of the unpaid rent due for each month or fraction thereof (or such lesser percentage as may be the maximum amount permitted by law) until paid.

  ARTICLE IV -- SECURITY DEPOSIT.

  As security for the performance and observance by Tenant of all of its obligations under this Lease, Tenant has deposited with Landlord the sum specified in Item J of the Basic Lease Provisions, which sum shall be held by Landlord as a security deposit during the term of this Lease. If Tenant performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it, Landlord shall return the security deposit, or balance thereof then held by Landlord, without interest, to Tenant within thirty (30) days after the Expiration Date or after Tenant surrenders possession of the Premises, whichever is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions, or covenants of this Lease, then Landlord may, at its option and without notice, apply all or any part of the security deposit in payment of such rent or to cure any other such default; and, if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied so that Landlord will have on hand at all time during the term of this Lease the full amount of the security deposit. Landlord shall not be required to hold the security deposit in a separate or trust account, but may commingle it with Landlord's other funds.

  In the event of a sale of the land and Building of which the Premises are a part, Landlord shall have the right to transfer the security deposit to its purchaser, and Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and Tenant agrees to look solely to the new purchaser for the return of such deposit. In the event of an assignment of this Lease by Tenant, the security deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.

  ARTICLE V -- TENANT FINISH IMPROVEMENTS.

  Sec. 5.01 -- Construction. Landlord shall construct or cause to be constructed any required tenant finish improvements to the Premises in accordance with the schematic drawings and specifications attached to this Lease, made a part hereof and marked Exhibit C. Plans and specifications for such tenant finish improvements shall be prepared by Landlord on the basis of the schematic drawings and specifications attached hereto as Exhibit C; and such plans and specifications shall be approved in writing by Tenant before the commencement of any such construction. If Tenant requests that any changes be made to the schematic drawings and specifications or the plans and specifications prepared therefrom after Tenant has approved the same, then Tenant shall pay Landlord for all costs and expenses, including architectural and engineering fees, resulting from such changes. No such changes shall be made without the prior written approval of Landlord.

  Sec. 5.02 -- Tenant's Contribution. In order to contribute to and reimburse Landlord for all or a part of the cost of such tenant finish improvements, Tenant shall pay to Landlord the sum specified in Item K of the Basic Lease Provisions 50% of which shall be paid upon the execution of this Lease and the remaining 50% of which shall be paid on or before the Commencement Date or the date upon which Landlord delivers possession of the Premises to Tenant, whichever is earlier.

  ARTICLE VI -- USE OF PREMISES.

  Sec. 6.01 -- Specific Use. The Premises shall be occupied and used exclusively as office space and for purposes incidental thereto, and shall not be used for any other purpose.

  Sec. 6.02 -- Covenants Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:

  Sec. 6.02(a) Tenant shall use the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner; and Tenant shall not use the Premises for any unlawful purpose or activity.

  Sec. 6.02(b) Tenant shall not commit, nor allow to be committed, in, on or about the Premises or the Building, any act of waste, including any act which might deface, damage or destroy the Building or any part thereof; use or permit to be used on the Premises any hazardous substance, equipment or other thing which might cause injury to person or property or increase the danger of fire or other casualty in, on or about the Premises; permit any objectionable or offensive noise or odors to be emitted from the Premises; or do anything or permit anything to be done which would disturb or tend to disturb other tenants occupying leased space in the Building.

  Sec. 6.02(c) Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity, which Landlord has determined to be seventy-five (75) pounds per square foot live load, including an allowance for partition load. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture which exceeds the with limit specified herein.

  Sec. 6.02(d) Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.

  Sec. 6.02(e) Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the Building, except for such tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby and on or adjacent to the tenant access door or doors to the Premises.

  Sec. 6.03 -- Access to and Inspection of the Premises. Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises at reasonable times for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master or pass key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall entry constitute an eviction of Tenant or a termination of this Lease, or entitle the Tenant to any abatement of rent therefor.

  Sec. 6.04 -- Compliance with Laws. Tenant shall comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state or municipal government or other authority having jurisdiction over and relating to the use and occupancy of the Premises, except that Tenant shall not be responsible for or required to make structural repairs to the Building or the Premises unless, in the case of the latter, they are occasioned by its own negligence. The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C.
Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises and Building depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility,"
(2) whether such requirements are "readily achievable," and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the common areas of the Building, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (c) Landlord may perform, or require that Tenant perform and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by alterations in the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

  Sec. 6.05 -- Compliance with Building Rules and Regulations. Rules and regulations governing the use and occupancy of the Building have been adopted by Landlord for the mutual benefit and protection of all the tenants in the Building. Tenant shall comply with and conform to the rules and regulations currently in effect, which are set forth on a schedule attached hereto, made a part hereof and marked "Exhibit A". Landlord shall have the right to amend such rules and regulations or to make new rules and regulations from time to time in any manner that it deems necessary of desirable in order to insure the safety, care and cleanliness of the Building and the preservation of order therein. Any such amendments to the rules and regulations shall be set forth in writing and shall be given to Tenant, who shall thereafter comply with and conform to the same. All such rules and regulations shall be made, applied and enforced uniformly as to all tenants in the Building.

  ARTICLE VII -- UTILITIES AND OTHER BUILDING SERVICES.

  Sec. 7.01 -- Services to be Provided. Landlord shall furnish to Tenant, between the hours of 8:00 a.m. and 6:00 p.m. on Monday through Friday and from 8:00 a.m. to 1:00 p.m. on Saturday of each week except on legal holidays and except as noted below, the following utilities and other building services to the extent considered by Landlord to be reasonably necessary for Tenant's comfortable use and occupancy of the Premises for general office use or as may be required by law or directed by governmental authority.

  Sec. 7.01(a)  Heating, ventilation and air-conditioning;

  Sec. 7.01(b) Electricity for normal lighting and operating small business machines and equipment in the Premises and the Common Areas;

  Sec. 7.01(c)  Water for lavatory and drinking purposes;

  Sec. 7.01(d) Cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap on Monday through Friday of each week except legal holidays;

  Sec. 7.01(e)  Washing of windows at intervals established by Landlord;

  Sec. 7.01(f) Replacement of all lamps, bulbs, starters and ballasts as required from time to time as a result of normal usage;

  Sec. 7.01(g) Cleaning and maintenance of the Common Areas, including the removal of rubbish and snow; and

  Sec. 7.01(i) Repair and maintenance to the extent specified elsewhere in this Lease.

  Sec. 7.02 -- Additional Services. If Tenant requests any other utilities or building services in addition to those identified above or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than those which Landlord determines are normally required by other tenants in the Building for general office use or by tenants in comparable office buildings, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the cost thereof shall be borne by Tenant, who shall reimburse Landlord monthly for the same as provided in Section 7.04.

  If any lights, machines or equipment (including, but not limited to, computers) used by Tenant in the Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Premises than that which would normally be generated by the lights and business machines typically used by other tenants in the Building for general office use or by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment which Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and the rest of the Building, including that which modifies the Building's air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional cost of operation and maintenance occasioned thereby shall be borne by Tenant, who shall reimburse Landlord for the same as provided in Section 7.04.

  Tenant shall not install or connect any electrical equipment other than the business machines and equipment typically used for general office purposes by tenants in office buildings comparable to the Building (a computer not being an example of such a typical business machine or equipment) without Landlord's prior written consent. If Landlord determines that the electricity used by the equipment to be so installed or connected exceeds the designed load capacity of the Building's electrical system or is in any way incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to the electrical system or other parts of the Building or Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as Landlord considers to be reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in Section 7.04.

  Sec. 7.03 -- Interruption of Services. Tenant understands and acknowledges that any one or more of the utilities or other building services identified in
Section 7.01 may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.

  Sec. 7.04 -- Payment for Utilities and Building Services. The cost of all additional utilities or other building services furnished by Landlord at the request of Tenant or as a result of Tenant's activities as provided in Section
7.02 shall be borne by Tenant, who shall be separately billed therefor and who shall reimburse Landlord monthly for the same as additional rent, at the same time the monthly installment of base rent and other additional rent is due. The cost of all other utilities and building services identified in Section
7.01 shall be borne by Landlord as part of Operating Expenses.

  ARTICLE VIII -- PARKING.

  Landlord hereby gives to Tenant, its employees, agents customers and invitees, the privilege of parking in the parking lot adjacent to the Building. The same privilege has been or will be given to other tenants in the Building and to their respective employees, agents, customers and invitees, and it does not entitle Tenant or the other tenants to any particular assigned spaces in the parking lot.

  ARTICLE IX -- REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS   AND FIXTURES.

  Sec. 9.01 -- Repair and Maintenance of Building. Landlord shall keep and maintain in good order, condition and repair the roof, exterior and interior structural walls (including any plate glass windows comprising a part thereof), foundation, basement, the Common Areas and the electrical, plumbing, heating, ventilation and air-conditioning systems serving the Premises and other parts of the Building. The cost of all such repairs shall be borne by Landlord as part of Operating Expenses except for those made to any electrical, plumbing, heating, ventilation and air-conditioning components which have been installed in the Premises pursuant to Section 7.02, and except for those made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers or invitees, in which event they shall be borne by Tenant, who shall be separately billed therefor and shall reimburse Landlord for the same as additional rent.

  Sec. 9.02 -- Repair and Maintenance of Premises. Landlord shall keep and maintain the Premises in good order, condition and repair. Except for the services specified in Section 7.01(E), (F) and (G), and except for ordinary wear and tear and damage which Tenant is not obligated to repair as provided elsewhere in this Lease, the cost of all such repairs and maintenance shall be borne by Tenant, who shall be separately billed therefor and shall reimburse Landlord for the same as additional rent.

  Sec. 9.03 -- Alterations or Improvements. Tenant may not make or permit to be made any alterations or improvements to the Premises without the prior written consent of Landlord. If Landlord allows Tenant to make any such alterations or improvements, Tenant shall make the same in accordance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Building and shall comply with such requirements as Landlord considers necessary or desirable, including without limitation requirements as to the manner in which and the times at which such work shall be done and the contractor of subcontractors to be selected to perform such work. Tenant shall promptly pay all costs and expenses attributable to such alterations and improvements. Tenant shall promptly repair any damage to the Premises or the Building caused by any such alterations or improvements. Any alterations or improvements to the Premises, except movable office furniture and equipment and trade fixtures, shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant.

  Sec. 9.04 -- Trade Fixtures. Any trade fixtures installed on the Premises by Tenant at its own expense, such as movable partitions, counters, shelving, showcases, mirrors and the like, may, and, at the request of Landlord, shall be removed on the expiration or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repairs at its own expense any and all damage to the Premises resulting from such removal. If Tenant fails to remove any and all such trade fixtures from the Premises on the expiration or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same at its expense and restore the Premises to their prior condition.

  ARTICLE X -- FIRE OR OTHER CASUALTY; CASUALTY INSURANCE.

  Sec. 10.01 -- Substantial Destruction of the Building or the Premises. If either the Building or the Premises should be substantially destroyed or damaged (which, as used herein, means destruction or material damage to at least 50% of the Building or the Premises) by fire or other casualty, then either party hereto may, at its option, terminate this Lease by giving the other party written notice of such termination within thirty (30) days after the date of such casualty. In such event, rent shall be apportioned to and shall cease as of the date of such casualty. In such event, rent shall be apportioned to and shall cease as of the date of such casualty. If neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord in accordance with the plans and specifications referred to in Section
5.01; and further provided that, if Tenant has made any additional improvements pursuant to Section 9.03, Tenant shall reimburse Landlord for the cost of reconstructing the same. In the event of such reconstruction, rent shall be abated from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the term.

  Sec. 10.02 -- Partial Destruction of the Premises. If the Premises should be damaged by fire or other casualty, but not substantially destroyed or damaged to the extent provided in Sec. 10.01, then such damaged part of the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty; provided however, that Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord in accordance with the plans and specifications referred to in Section 5.01, and further provided that, if Tenant has made any additional improvements pursuant to Section 9.03, Tenant shall reimburse Landlord for the cost of reconstructing the same. In such event, if the damage is expected to prevent Tenant from carrying on its business in the Premises to an extent exceeding 30% of its normal business activity, rent shall be abated in the proportion which the approximate area of the damaged part bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs; and this Lease shall continue in full force and effect for the balance of the term. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within one hundred eighty (180) days from the date of the casualty, Tenant may, at its option, terminate this Lease by giving Landlord written notice of such termination, whereupon both parties shall be released from all further obligations and liability hereunder.

  Sec. 10.03 -- Casualty Insurance. Landlord shall at all times during the term of this Lease carry, at its own expense, a policy of insurance which insures the Building, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard fire insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, and loss of or damage to any of Tenant's property or any additional improvements which Tenant may construct on the Premises as provided in Section 10.05. If the tenant finish improvements installed by Landlord pursuant to Section
5.01 or any alterations or improvements made by Tenant pursuant to
Section 9.03 result in an increase in the premiums charge during the term of this Lease on the casualty insurance carried by Landlord on the Building, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall be separately billed therefor and shall reimburse Landlord for the same as additional rent.

  Sec. 10.04 -- Waiver of Subrogation. Each party hereby releases the other party and the other's employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring in, on or about or to the Premises, the improvements to the Building or personal property within the Building by reason of fire or other casualty which could be insured against under a standard fire and extended coverage insurance policy, regardless of cause, including the negligence of the other party and its employees, agents, customers and invitees. Each party further agrees that such insurance carried by either of them shall contain a clause whereby the insurance company waived its right of subrogation against the other party. Because the provisions of this Section 10.04 are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this Section
10.04 and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions of this
Section 10.04.

  Sec. 10.05 -- Personal Property, Trade Fixtures and Additional Improvements. Notwithstanding Landlord's obligations as provided in Sections 10.03, 11.01,
11.03 or elsewhere in this Lease, Tenant shall bear the sole risk of any loss of or damage to (i) any of its property on the Premises, including, but not limited to, any furniture, machinery, equipment, goods, supplies or other personal property owned or leased by Tenant or any trade fixtures owned or leased by Tenant, or (ii) any additional improvements which Tenant may construct on the Premises; and Landlord shall not be liable for any such loss or damage, regardless of cause, including the negligence of Landlord and its employees, agents, customers and invitees.

  ARTICLE XI -- GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE.

  Sec. 11.01 -- Tenant's Responsibility. Tenant shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Landlord and hold it harmless from any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or proper occurring in, on or about the Premises, regardless of cause, except for any loss or damage from fire or other casualty as provided in Article X and except for that caused by the sole negligence of Landlord and its employees, agents, customers and invitees; and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Notwithstanding Landlord's obligations hereunder, Tenant shall bear the sole risk of any loss or damage to its property as provided in Section 10.05.

  Sec. 11.02 -- Tenant's Insurance. Tenant, in order to enable it to meet its obligation to insure against the liabilities specified in this Lease, shall at all times during the term of this Lease carry, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, one or more policies of general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

  A. Worker's Compensation -- minimum statutory amount.

  B. Comprehensive General  --  Not less than $1,000,000 Combined Single Limit for both bodily injury and property damage.
     Liability Insurance,
     including Blanket Con-
     tractual Liability,
     Broad Form Property
     Damage, Personal Injury,
     Completed Operations,
     Products Liability,
     Fire Damage.

  C. Fire and Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, for the full cost of replacement of Tenant's property.

  Such insurance policy(ies) shall name Landlord as an additional insured and shall provide that it may not be cancelled on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing such coverages. Should Tenant fail to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord shall have the right to obtain such insurance and collect the cost thereof from Tenant as additional rent.

  Sec. 11.03 -- Landlord's Responsibility. Landlord shall assume the risk of, be responsible for, have the obligation to insure against, and indemnify Tenant and hold it harmless from, any and all liability for any loss of or damage or injury to person (including death resulting therefrom) or property (other than Tenant's property as provided in Section 10.05) occurring in, on or about the Common Areas, regardless of cause, except for that caused by the sole negligence of Tenant and its employees, agents, customers and invitees; and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith.

  ARTICLE XII -- EMINENT DOMAIN.

  If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate of use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises by giving Landlord written notice of such termination. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. All compensation awarded for any such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all of its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's property.

  ARTICLE XIII -- LIENS.

  If, because of any act or omission of Tenant or any person claiming by, through, or under Tenant, any mechanic's lien or other lien shall be filed against the Premises or the Building or against other property of Landlord (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within thirty (30) days after the date of filing thereof, and shall also indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, costs and expenses, including attorneys' fees, resulting therefrom or by reason thereof. Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord as additional rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith, plus interest thereon at the rate of twelve percent (12%) per annum until paid.

  ARTICLE XIV -- RENTAL, PERSONAL PROPERTY AND OTHER TAXES.

  Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of, Landlord, Tenant shall reimburse Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment until after Tenant's liability therefor is finally determined.

  If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other leased space in the Building is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Building or other property of Landlord by reason of such excess assessed valuation.

  ARTICLE XV -- ASSIGNMENT AND SUBLETTING.

  Tenant may not assign this Lease or sublet the Premises, or any part thereof, without the prior written consent of Landlord; and any attempted assignment or subletting without such consent shall be invalid. In the event of any such permitted assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a waiver or release of Tenant from the further performance of its obligations under this Lease or the making of a new lease with such assignee or subtenant.

  Landlord may, in its sole discretion, refuse to give its consent to any proposed assignment or subletting for any reason, including, but not limited to, the financial condition, creditworthiness or business reputation of the proposed assignee or subtenant, the prevailing market or quoted rental rates for space in the Building or other comparable buildings, and the proposed use of the Premises by, or business of, the proposed assignee or subtenant. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving notice of the proposal, terminate this Lease by giving Tenant thirty (30) days prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder.

  ARTICLE XVI -- TRANSFERS BY LANDLORD.

  Sec. 16.01 -- Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building at any time during the term of this Lease, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance as provided in Section 17.04.

  Sec. 16.02 -- Subordination. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage; and the recording of any such mortgage shall make it prior and superior to this Lease regardless of the date of execution or recording of either document. Tenant shall, at Landlord's request, execute and deliver to Landlord, without cost, any instrument which may be deemed necessary or desirable by Landlord to confirm the subordination of this Lease; and, if Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant. Notwithstanding the foregoing, no default by Landlord under any such mortgage shall affect Tenant's rights hereunder so long as Tenant is not in default under this Lease. Tenant shall, in the event any proceedings are brought for the foreclosure of any such mortgage, attorn to the purchaser upon any such foreclosure and recognize such purchaser as the landlord under this Lease.

  ARTICLE XVII -- DEFAULTS AND REMEDIES.

  Sec. 17.01 -- Defaults by Tenant. The occurrence of any one or more of the following events shall be a default under and breach of this Lease by Tenant:

  Sec. 17.01(a) Tenant shall fail to pay any monthly installment of base rent or the Annual Rental Adjustment within ten (10) days after the same shall be due and payable, or any other additional rent within thirty (30) days after the same shall be due and payable.

  Sec. 17.01(b) Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same.

  Sec. 17.01(c) Tenant shall vacate or abandon the Premises, or fail to occupy the Premises for a period of thirty (30) days.

  Sec. 17.01(d) A trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets in, on or about the Premises or of Tenant's interest in this Lease (and Tenant does not regain possession or sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter.)

  Sec. 17.01(e) A petition in bankruptcy, insolvency, or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same.)

  Sec. 17.02 -- Remedies of Landlord. Upon the occurrence of any event of default set forth in Section 17.01, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

  Sec. 17.02(a) Landlord may apply the security deposit or re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

  Sec. 17.02(b)

  (1) Landlord may terminate this Lease as of the date of such default, in which event: (i) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (ii) Landlord may re-enter the

       Premises and dispossess Tenant or any other occupants of the Premises by any means permitted by law, and may remove their property, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (iii) notwithstanding the termination of this Lease, Landlord may declare all of the rent which would have been due under this Lease for the balance of the term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of such termination, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (B)(1) of Section 17.02 shall survive the termination of this Lease; or

  (2) Landlord may, without terminating this Lease, re-enter the Premises and re-let all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the term of this Lease and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Premises, for the period which would otherwise have constituted the balance of the term of this Lease, together with all of Landlord's costs and expenses for preparing the Premises for re-letting, including all repairs, tenant finish improvements, brokers' and attorneys' fees, and all loss or damage which Landlord may sustain by reason of such re-entry and re-letting.

  Sec. 17.02(c) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

  Sec. 17.03 -- Default by Landlord and Remedies of Tenant. It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder.

  Sec. 17.04 -- Limitation of Landlord's Liability. If Landlord shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease as provided in Section 17.03 and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment and that Landlord shall not be liable for any deficiency.

  The references to "Landlord" in this Lease shall be limited to mean and include only the owner or owners, at the time, of the fee simple interest in the Building, including Landlord's interest in this Lease. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the "Landlord" named herein, or, in the case of a subsequent transfer, the transferor, shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder; and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations, it being intended hereby that such terms, conditions, covenants and obligations shall be binding upon Landlord, its successors and assigns, only during and in respect of their successive periods of ownership during the term of this Lease.

  Sec. 17.05 -- Non-Waiver of Defaults. The failure or delay by either party thereto to exercise or enforce at any time of the rights, remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and ever such right, remedy or other provision. No waiver of any default under an breach of this Lease shall be deemed to be a waiver of any other default and breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless it is in writing and signed by Landlord.

  Sec. 17.06 -- Attorneys' Fees. In the event Tenant defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease, and Landlord employs one or more attorneys to enforce all or any part of this Lease, to collect any rent due or to become due or to recover possession of the Premises, Tenant agrees to reimburse Landlord for the attorneys' fees incurred thereby, whether or not suit is actually filed.

  ARTICLE XVIII -- LANDLORD'S RIGHT TO RELOCATE TENANT.

  If the Premises contain less than two thousand five hundred (2,500) square feet of leasable area, Landlord shall have the right, at its option, upon at least thirty (30) days' prior written notice to Tenant, to relocate Tenant and to substitute for the Premises described herein other space in the Building containing at least as much leasable area as the Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Premises. Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including but not limited to costs of moving, door lettering, telephone relocation and reasonable quantities of new stationery. Upon completion of the relocation, Landlord and Tenant shall amend this Lease to change the description of the Premises and any other matters pertinent thereto.

  ARTICLE XIX -- NOTICE AND PLACE OF PAYMENT.

  Sec. 19.01 -- Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Item M of the Basic Lease Provisions. When so mailed, the notice shall be deemed to have been given as of the date it way mailed. The address of a party specified in Item M of the Basic Lease Provisions may be changed by giving written notice thereof to the other party.

  Sec. 19.02 -- Place of Payment. All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord's management agent at the address specified in Item M of the Basic Lease Provisions or at any other address which Landlord may specify from time to time by written notice given to Tenant.

  ARTICLE XX -- MISCELLANEOUS GENERAL PROVISIONS.

  Sec. 20.01 -- Definition of Rent. Any amounts of money to be paid by Tenant to Landlord pursuant to the provisions of this Lease, whether or not such payments are denominated "rent" or "additional rent" and whether or not they are to be periodic or recurring, shall be deemed "rent" or "additional rent" for purposes of this Lease; and any failure to pay any of the same as provided in Section 17.01 hereof shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant's obligation to pay rent. Tenant's obligation to pay any such rent or additional rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any hold over period.

  Sec. 20.02 -- Consents and Approvals. Whenever in this Lease Tenant is entitled to exercise some right or option with the prior written consent or approved of Landlord, such consent or approval shall not be unreasonably withheld or delayed.

  Sec. 20.03 -- Estoppel Certificate. Tenant shall, within ten (10) days following receipt of a written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender or purchaser or prospective lender or purchaser designated by Landlord a written statement certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, and
(iii) that there are not, to Tenant's knowledge, any existing defaults (or specifying such defaults if any are claimed). Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no existing defaults on the part of Landlord hereunder.

  Sec. 20.04 -- Payment of and Indemnification for Leasing Commissions. Each party hereby acknowledges, represents and warrants to the other party that the only real estate broker or brokers involved in the negotiation and execution of this Lease is that, or are those, named in Item L of the Basic Lease Provisions; that Landlord is obligated to pay to it or for their benefit a leasing commission under its Leasing Agreement with _____________________; and that no other broker or person is entitled to any leasing commission or other compensation as a result of the negotiation or execution of this Lease. Each party shall indemnify the other party and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed
or held to be entitled thereto.   If Tenant engages the services of a broker
with regard to the renewal or extension of this Lease, Tenant shall be obligated to pay the same.

  Sec. 20.05 -- Governing Law. This Lease is being executed and delivered by Landlord in the State of Ohio and shall be governed, construed and enforced in accordance with the laws of that state.

  Sec. 20.06 -- Complete Agreement; Amendments. This Lease, including all Exhibits, Riders and Addenda, constitutes the entire agreement between the parties hereto; it supersedes all previous understandings and agreements between the parties, if any, and no oral or implied representation or understandings shall vary its terms; and it may not be amended expect by a written instrument executed by both parties hereto.

  Sec. 20.07 -- Successors and Assigns. This Lease and the respective rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves, except as otherwise provided in Section 17.04 and elsewhere in this Lease.

  Sec. 20.08 -- Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

  Sec. 20.09 -- Definition of the Relationship between the Parties. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant's business on the Premises or otherwise.

  Sec. 20.10 -- Certain Words, Gender and Headings. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

  Sec. 20.11 -- Quiet Enjoyment. Except as provided in Article XVIII, hereof to the extent that it may be applicable, if and so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall at all times during the term hereof have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord, subject to any mortgages, underlying leases or other matters of record to which this Lease is or may become subject.

  ARTICLE XXI -- ADDITIONAL PROVISIONS.

  Additional provisions of this Lease, if any, are set forth in an Addendum to this Lease which is attached hereto and made a part hereof. Such additional provisions are as follows:

                                 RENT SCHEDULE
                                 -------------

              MAY 1, 1996 - DECEMBER 31, 1996  =  $2,870 per Month
           JANUARY 1, 1997 - SEPTEMBER 30, 2000  =  $3,080 per Month

Landlord agrees to begin new rent schedule at the date of occupancy or at which date the Premises are ready to be occupied, whichever occurs first, and to adjust the above rental schedule if occupancy is later than May 1, 1996. Landlord also agrees to prorate the rent for the last month of the lease.

 IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

Witnesses as to Landlord:                       LANDLORD:

                                                MILLER INVESTMENTS CO.

                                                By:/s/ Bill Miller
-------------------------------                    ----------------------------


-------------------------------                 -------------------------------
        (Printed Name)                                  (Printed Name)

                                                Its:
-------------------------------                     ---------------------------


-------------------------------
        (Printed Name)





Witnesses as to Tenant:                         TENANT:

                                                TEAM AMERICA CORPORATION

                                                By:/s/ Richard C. Schilg
-------------------------------                    ----------------------------


-------------------------------                 -------------------------------
        (Printed Name)                                  (Printed Name)

                                                Its:
-------------------------------                     ---------------------------


-------------------------------
        (Printed Name)

STATE OF             :
         -----------

COUNTY OF            :    SS
          ----------

On this ______ day of ___________, 19 ____, before me personally appeared ___________________________ of ____________________________________________,
who acknowledged that he/she did sign the foregoing Lease Agreement for and on behalf of ______________________ as ______________________________ thereof, and that the same is his/her free and voluntary act and deed for the uses and purposes mentioned herein.


                                                -----------------------------
                                                Notary Public

STATE OF             :
         -----------

COUNTY OF            :    SS
          ----------

On this _____ day of ___________, 19 ____, before me personally appeared ______________________ of ______________________________ who acknowledged that he/she did sign the foregoing Lease Agreement for and on behalf of _______________________, and as ____________________________ thereof, and that the same is his/her free and voluntary act and deed for the uses and purposes mentioned herein.


                                                -----------------------------
                                                Notary Public

                                   EXHIBIT A

                         BUILDING RULES AND REGULATIONS


       Tenant agrees that it, its agents, employees, invitees and visitors will observe and comply with the following:

   1. Landlord agrees to furnish Tenant with two (2) sets of building keys and two (2) sets of suite keys. No additional locks or bolts of any kind will be placed on doors or windows by Tenant nor will any changes be made in existing locks or the mechanism thereof without Landlord's permission. Tenant will, upon termination of its tenancy, restore all keys to Landlord. If a lock is to be changed; Tenant shall contact Landlord and Landlord shall make said change at Tenant's expense.

   2. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the lease premises for Tenant, to Landlord for Landlord's approval before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of telegraph equipment, electrical devices, and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment of any physical portion of the Building.

   3. No Tenant shall at any time occupy any part of the Building as sleeping or lodging quarters.

   4. Tenant shall not place, install or operate on the leased premises or in any part of the Building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the leased premises any explosives, gasoline, kerosene, oil, acids, caustics, or any inflammable, explosive, or hazardous material without written consent of Landlord.

   5. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or public restrooms regardless of whether such loss occurs when area is locked against entry or not.

   6. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the building.

   7. Tenant shall not contract with Landlord's employees to render services of any kind.

   8. None of the entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas, or such areas be used at any time except for access or egress by Tenant, Tenant's agents, employees, or invitees.

   9. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of unseemly noise, or any unreasonable use.

  10. Nothing shall be thrown out of the windows of the Building, or down the stairways or other passages.

  11. Movement in or out of the Building of furniture or office supplies and equipment, or dispatch or receipt by Tenant of any merchandise or materials, which requires use of elevators or stairways, or movement through the Building entrances or lobby, shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and carried out in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement will include determination by Landlord of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant assumes, and shall indemnify Landlord against, all risks and claims of damages to persons and properties arising in connection with any said movement.

  12. The Landlord shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements, or delays of any sort or duration in connection with the elevator service.

  13. No awnings or other projections shall be attached to the outside walls of the Building and no curtains, blinds, shades or screens will be used in connection with any window of the demised premises without the written consent of Landlord.

  14. No advertisement or other lettering will be exhibited, inscribed, painted, or affixed on the outside or inside of the Building without the written consent of Landlord. In the event of the violation of the foregoing, Landlord may remove same without any liability and at the expense of Tenant. Interior signs on doors will be painted or affixed by Landlord at the expense of Tenant and shall be of a size, color and style acceptable to Landlord.

  15. No space in the Building will be used for manufacturing, for the storage of merchandise or for the sale from the demised premises of merchandise, goods, or property of any kind.

  16. The requirements of Tenant will be attended to only upon notification of the Tenant Services Division Office.

  17. Canvassing, soliciting, and peddling in the Building is prohibited and the Tenant shall cooperate to prevent the same.

  18. No recreation vehicle of any type (re: bus, mobile home, boat, camper, trailer, etc.) shall be parked in the parking lot surrounding the Building. In the event of violation of the foregoing, Landlord may remove same without any liability and at the expense of Tenant.

  19. Tenant shall notify Landlord's Tenant Services Division Office of its intent to park any passenger vehicle in the parking area surrounding the Building for longer than forty-eight (48) hours. In notifying the Landlord, Tenant shall provide a description of the vehicle, i.e. make, model, color and license number, and the approximate length of time said vehicle will be on the premises. No vehicle shall remain on the premises longer than seven (7) days.

  20. Tenant hereby agrees that if at any time during the term of this Lease it adopts a policy that no smoking is permitted by Tenant of Tenant's agents or employees within the Premises, then Tenant shall provide a designated area within the Premises with adequate ventilation and fire safety equipment in which smoking may take place. Tenant hereby acknowledges that such a designated smoking area is necessary and reasonable to prevent smoking in unauthorized areas of the Building in violation of relevant fire and safety laws and regulations and prevent fire hazards within the Premises.

  It is the Landlord's desire to maintain in the Building the highest standard of dignity and good taste consistent with comfort and convenience for Tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated. The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful, for the safety, care and cleanliness of the lease premises, and for the preservation of good order therein.

                                  EXHIBIT A-1

                                  CASCADE VII

                           LEGAL DESCRIPTION - LOT 2


     Situated in the State of Ohio, County of Franklin, City of Worthington and being Lot No. 2 Cascade Corporate Center of Record in Plat Book 52, Page 30, Recorders Office Franklin County, Ohio, excepting a portion of Lot 2, said exception being more particularly described as follows:

     Beginning at a point at the northwesterly corner of Lot No. 2, also being the northeasterly corner of Lot No. 1:

          Thence S86# 47'16"E along the northerly line of Lot No. 2, 30.29 feet to an iron pin;

          Thence S03# 11'16W along the westerly line of Lot No.2, 211.01 feet to a point;

          Thence N86# 48'44W and parallel to the northerly Right of Way line of Wilson Bridge Road and 45.00 Feet northerly therefrom, 30.29 feet to a point in the westerly line of Lot No.2;

          Thence N03# 11'16W along the westerly line of Lot No. 2, 211.02 feet to the place of beginning containing 0.146 acres.

                                   EXHIBIT B

                                    PREMISES

                               [Graphic Omitted]

                                   EXHIBIT C

                                    PREMISES

                               [Graphic Omitted]

                                       36